UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2024

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48 South Service Road

Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Tradin g Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2024, the Board of Directors (the “Board”) of Data Storage Corporation (the “Company”) appointed Nancy M. Stallone, CPA and Uwayne A. Mitchell, Esq. to serve as directors of the Company. Ms. Stallone was appointed to serve as a member of the Audit Committee of the Board and will serve as the financial expert.

Ms. Stallone is currently, and has served since June 2016, as Corporate Treasurer and Assistant Corporate Secretary at Comtech Telecommunications Corp. (“Comtech”), a leading global technology company providing terrestrial and wireless network solutions, next-generation 9-1-1 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Prior, she was Vice President of Finance from September 2006 to June 2016. Prior to joining Comtech, Ms. Stallone served in key leadership financial positions including, from 2004 to 2006, Vice President, Internal Audit at Atkins Nutritionals, Inc., a diet program provider, and prior Chief Financial Officer of North America for Techpack America, Inc., a division of Albéa Group, a global packaging manufacturer and wholesaler. Previously, Ms. Stallone was Senior Manager at the accounting firm Deloitte & Touche LLP, where she served a number of public and private companies in the manufacturing, distribution and service industries from 1983 to 1996. Ms. Stallone is a Certified Public Accountant in New York State and holds a Bachelor of Science in Accounting from Long Island University and an Executive MBA from St. Joseph’s University, where she previously served as an adjunct professor in accounting.

Mr. Mitchell is currently, and has served since December 2021 as privacy counsel to Riskonnect Inc. providing privacy legal advice on business projects and initiatives. From April 2021 until December 2021, he served as counsel to the data privacy team at The Government Employees Insurance Company (GEICO). From May 2018 until April 2021, he was an associate at the Law Office of Goldstein, Flecker & Hopkins. In 2005, upon graduation from New York Institute of Technology Mr. Mitchell worked at the Company as a computer technician. In 2009, he worked full-time at Data Storage Corporation in the daytime and attended law school at St. Johns Law School, evening division, at night. Mr. Mitchell holds a Juris Doctor from St. John’s University School of Law.

Ms. Stallone and Mr. Mitchell will receive the standard compensation available to the Company’s current non-employee directors.

There are no family relationships between either Ms. Stallone or Mr. Mitchell and any of the Company’s directors or executive officers, nor do they have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than as described above, there were no arrangements or understandings by which Ms. Stallone and Mr. Mitchell were appointed as a member of the Board.

Item 8.01. Other Events.

On March 8, 2024, the Company issued a press release announcing the appointment of Ms. Stallone and Mr. Mitchell to the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release issued by Data Storage Corporation, dated March 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2024	DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	Chief Executive Officer